Exhibit 99.6

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined herein have the meanings ascribed thereto in the final prospectus and definitive proxy statement, dated October 14, 2020 and filed by GCM Grosvenor Inc. with the Securities and Exchange Commission.

Introduction

GCM Grosvenor is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the recently completed business combination. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes.

The unaudited pro forma condensed combined statement of financial condition as of September 30, 2020 combines the unaudited condensed balance sheet of CFAC as of September 30, 2020 with the unaudited combined statement of financial condition of the GCM Companies as of September 30, 2020, giving effect to the business combination and related adjustments as if they had been consummated on that date. In connection with the business combination, CFAC merged with and into GCM PubCo upon which the separate corporate existence of CFAC has ceased and GCM PubCo has become the surviving entity.

The unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2020 combines the unaudited condensed statement of income of CFAC for the nine months ended September 30, 2020 with the unaudited condensed combined statement of income of the GCM Companies for the nine months ended September 30, 2020. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2019 combines the audited statement of income of CFAC for the year ended December 31, 2019 with the audited combined statement of income of the GCM Companies for the year ended December 31, 2019.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included elsewhere:

●	the historical unaudited condensed financial statements of CFAC as of and for the nine months ended September 30, 2020 included as Exhibit 99.4 to the Current Report on Form 8-K to which this Exhibit 99.6 is attached and the historical audited financial statements of CFAC as of and for the year ended December 31, 2019 included as Exhibit 99.5 to the Current Report on Form 8-K to which this Exhibit 99.6 is attached; and

●	the historical unaudited condensed combined financial statements of the GCM Companies as of and for the nine months ended September 30, 2020 included as Exhibit 99.1 to the Current Report on Form 8-K to which this Exhibit 99.6 is attached and the historical audited combined financial statements of the GCM Companies as of and for the year ended December 31, 2019 included as Exhibit 99.3 to the Current Report on Form 8-K to which this Exhibit 99.6 is attached.

The foregoing historical financial statements have been prepared in accordance with GAAP. The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments are based upon available information and methodologies that are factually supportable and directly attributable to the Transactions referred to below. In addition, the unaudited pro forma condensed combined statements of operations reflect only those adjustments that are expected to have a continuing impact on GCM PubCo’s results of operations. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent GCM PubCo’s consolidated results of operations or consolidated financial position that would actually have occurred had the Transactions been consummated on the dates assumed or to project GCM PubCo’s consolidated results of operations or consolidated financial position for any future date or period.

Description of the Business Combination

On November 17, 2020, as contemplated by the Transaction Agreement, (a) CFAC merged with and into GCM PubCo, upon which the separate corporate existence of CFAC ceased and GCM PubCo became the surviving entity and each share of CFAC common stock was converted into one share of GCM Class A common stock, and each whole warrant of CFAC was converted into one warrant of GCM PubCo and GCMH cancelled its ownership of the 100 shares of common stock of GCM PubCo; (b) the Company received $120.4 million remaining in the Trust Account following redemptions made in connection with CFAC’s special meeting of stockholders relating to the transactions contemplated by the Transaction Agreement, (c) certain investors (the “PIPE Investors”) purchased 19,500,000 shares of GCM Class A common stock; (d) the Sponsor purchased 3,500,000 shares of GCM Class A common stock and 1,500,000 warrants of GCM PubCo for an aggregate price equal to $30,000,000 pursuant to a forward purchase contract; (e) the Sponsor terminated, forfeited and cancelled, for no consideration, 2,351,534 shares of GCM Class A common stock and 150,000 warrants of GCM PubCo; (f) GCM PubCo issued 900,000 warrants to purchase GCM Class A common stock to Holdings; (g) Holdings assigned, and IntermediateCo assumed, all right, title and interest in and to the Option Agreement in exchange for the Option Consideration in the Option Conveyance ; (h) immediately following the Option Conveyance, IntermediateCo consummated the exercise of certain options (pursuant to the Option Agreement) to purchase all of the Class B-2 common units of GCMH then held by certain investors (pursuant to the Option Agreement); (i)(x) GCMHGP LLC sold all of the outstanding equity interests of GCMH then held by it, including the general partnership and limited partnership interests, to IntermediateCo for the GCMH Consideration and (y) Holdings sold all of the outstanding equity interests of GCM LLC to IntermediateCo for the GCM Consideration; (j) GCMH was redomiciled as a limited liability limited partnership in the State of Delaware and its Limited Liability Limited Partnership Agreement was amended and restated; (k) GCMH issued to IntermediateCo the GCM PubCo Matching Grosvenor common units and the GCM PubCo Matching Grosvenor warrants, in each case in exchange for the IntermediateCo Contribution Amount in the IntermediateCo Contribution and Issuance ; and (l) GCM PubCo issued 144,235,246 shares of GCM Class C common stock to GCM V (the transactions referred to in clauses (a) through (l), collectively, the “Transactions”).

Following the consummation of the Transactions, GCM PubCo indirectly holds general partnership and limited partnership interests in GCMH. The structure of the Transaction is an “Up-C” structure with the current owners of GCMH retaining their limited partnership interests in GCMH.

The cash in the Trust Account and proceeds raised was also used for:

●	repayment by CFAC of the Sponsor Loans and

●	payment of all advisory fees, transaction fees and expenses of CFAC, GCM Grosvenor and the former owners of GCM Grosvenor.

The cash in the Trust Account and proceeds raised will also be used for reduction of GCM Grosvenor debt and for other purposes as determined by the board of directors of GCM PubCo;

Upon the Closing, the ownership is as follows:

Total Capitalization (in 000s)
	$	Shares	%
GCM Grosvenor rollover equity	1,442,352	144,235	78.3
Public shareholders	116,018	11,602	6.3
Shares held by Sponsor and other holders of founder shares	88,131	8,813	4.8
PIPE Investors	195,000	19,500	10.6
Total Class A Shares	1,841,501	184,150	100.0
Class C Shares*		144,235

*	Shares of GCM Class C common stock, which will carry up to 10 votes per share and represent no more than 75% of the voting power of GCM PubCo’s voting stock. As these shares have no economic or participating rights, they have been excluded from the calculation of earnings per share. The numbers of shares related to GCM Grosvenor rollover equity represents the shares that would be outstanding if all Grosvenor common units were exchanged for GCM Class A common stock.

The table above excludes 23.9 million warrants, which have an exercise price of $11.50 per share.

Accounting for the Business Combination

The business combination will be accounted for as a recapitalization in accordance with GAAP. Under this method of accounting, GCM PubCo has been treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the GCMH Equityholders having a relative majority of the voting power of the combined entity, the operations of the GCM Companies prior to the acquisition comprising the only ongoing operations of the combined entity, and senior management of GCM Grosvenor comprising the majority of the senior management of the combined entity. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of the GCM Companies with the acquisition being treated as the equivalent of the GCM Companies issuing stock for the net assets of GCM PubCo, accompanied by a recapitalization. The net assets of GCM PubCo will be stated at historical cost, with no goodwill or other intangible assets recorded.

Tax Receivable Agreement

In connection with the Closing, GCM PubCo entered into the Tax Receivable Agreement with the GCMH Equityholders that will provide for payment by GCM PubCo to the TRA Parties of 85% of the amount of the tax savings, if any, that we realize (or, under certain circumstances, are deemed to realize) as a result of, or attributable to, (i) increases in the tax basis of assets owned directly or indirectly by GCMH or its subsidiaries from, among other things, any redemptions or exchanges of Grosvenor common units (ii) existing tax basis (including amortization deductions arising from such tax basis) in intangible assets owned directly or indirectly by GCMH and its subsidiaries, and (iii) certain other tax benefits (including deductions in respect of imputed interest) related to our making payments under the Tax Receivable Agreement. Due to the uncertainty in the amount and timing of future exchanges of Grosvenor common units by the holders of such Grosvenor common units, the unaudited pro forma condensed combined financial information assumes that no future exchanges of Grosvenor common units (other than exchanges pursuant to the Transaction Agreement) have occurred and, therefore, no increases in tax basis in GCM Grosvenor’s assets or other tax benefits that may be realized from such future exchanges have been assumed in the unaudited pro forma condensed combined financial information. However, if all of the GCMH Equityholders were to exchange their Grosvenor common units, the GCM PubCo would recognize a deferred tax asset relating to such exchanges of approximately $506.5 million and a liability of approximately $438.7 million, assuming (i) all exchanges occurred on the same day; (ii) a price of $10.00 per share; (iii) a constant corporate tax rate of 24.555%; (iv) we will have sufficient taxable income to fully utilize the tax benefits; and (v) no material changes in tax law. For each 5% increase in the amount of Grosvenor common units exchanged by the GCMH Equityholders (e.g., as a result of an increase whereby the GCMH Equityholders exchanged 5% of their Grosvenor common units, rather than 0% of their Grosvenor common units), GCM PubCo’s deferred tax asset would increase by approximately $25.3 million and the related liability would increase by approximately $21.9 million, assuming that the price per share and corporate tax rate remain the same. These amounts are estimates and have been prepared for informational purposes only. The actual amount of deferred tax assets and related liabilities that GCM PubCo will recognize will differ based on, among other things, the timing of the exchanges, the price of its shares of GCM Class A common stock at the time of the exchange, and the tax rates then in effect.

Other Events

Effective January 1, 2020, GCMH transferred certain indirect partnership interests related to historical investment funds that it managed to Mosaic. The entities related to such indirect partnership interests have historically been accounted for as variable interest entities and were consolidated by GCMH prior to the Mosaic Transaction as GCMH was deemed the primary beneficiary through its controlling financial interests in such entities. Management of GCM Grosvenor determined that the Mosaic Transaction should be evaluated under the guidance in ASC 810 and has concluded that Mosaic is accounted for as a “variable interest entity” and GCMH was deemed the primary beneficiary and therefore consolidates Mosaic. As a result of the Mosaic Transaction, the interest related to Mosaic is accounted for as redeemable noncontrolling interest. The proceeds from the Mosaic Transaction were contractually required to be used to pay down GCMH’s outstanding debt, which occurred in the beginning of March 2020. The Mosaic Transaction has been reflected in the historical financial statements of GCM Companies as of and for the nine months ended September 30, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 gives effect to the Mosaic Transaction and related debt paydown as if it occurred on January 1, 2019 as the Mosaic Transaction represented a significant disposition of assets. The unaudited pro forma condensed combined statements of operations have been adjusted to exclude transaction costs and the write off of debt issuance costs related to the Mosaic Transaction as they do not have a continuing impact on the combined company. In addition, Holdings holds a call option, which was assigned to GCMH prior to the business combination. GCMH assumed the liability of $2.6 million, which represents the obligation to pay a premium in exchange for being granted the Mosaic call right.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 also gives effect to an $86.0 million distribution to the GCMH Equityholders that took place prior to the business combination.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) related and/or directly attributable to the business combination, (ii) factually supportable, and (iii) with respect to the pro forma statement of operations, are expected to have a continuing impact on the results of the combined entity. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined entity upon the Closing.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined entity will experience. CFAC and the GCM Companies have not had any historical relationship prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2020

(in thousands)

	CFFA	GCM	Pro Forma Adjustments		Pro Forma Combined
Assets	(a)	(b)
Cash and cash equivalents	$271	$158,186	$218,718	(c)	$118,738
			225,000	(d)
			(86,000	)(e)
			(70,484	)(f)
			(41,154	)(g)
			(41,300	)(h)
			(6,194	)(i)
			(140,000	)(j)
			(98,305	)(k)
Cash and investments held in Trust Account	218,718	-	(218,718	)(c)	-
Management fees receivable	-	12,534	-		12,534
Incentive fees receivable	-	11,570	-		11,570
Due from related parties	-	10,791	-		10,791
Investments	-	159,050	-		159,050
Premises and equipment, net	-	8,263	-		8,263
Intangible assets, net	-	10,464	-		10,464
Goodwill	-	28,959	-		28,959
Deferred tax asset	-	-	73,907	(l)	73,907
Other assets	19	60,292	(10,700	)(u)	49,611
Total assets	$219,008	$460,109	$(195,230)		$483,887

	CFFA	GCM	Pro Forma Adjustments		Pro Forma Combined
Liabilities, Redeemable Noncontrolling Interest and Partners’ and Member’s Capital and Equity
Accrued compensation and benefits	$-	$59,577	$-		$59,577
Employee related obligations	-	20,409	-		20,409
Sponsor loan – promissory note	6,066	-	(6,066	)(i)	-
Debt	-	376,832	(140,000	)(j)	236,832
Payables to related party	128	-	(128	)(i)	-
Tax receivable agreement liability	-	-	60,935	(m)	60,935
Accrued expenses and other liabilities	227	71,032	2,600	(n)	73,859
Total liabilities	6,421	527,850	(82,659)		451,612
Commitments and contingencies
Common stock subject to possible redemption	207,587	-	(207,587	)(o)	-
Redeemable noncontrolling interest		110,782	-		110,782
Common stock, Class A	-	-	2	(o)	5
			2	(d)
			1	(p)
Common stock, Class B	1	-	(1	)(p)	-
Common stock, Class C	-	-	-		-
Additional paid-in-capital	920	-	224,998	(d)	(22,733)
			207,585	(o)
			(70,484	)(f)
			(41,154	)(g)
			(41,300	)(h)
			(2,600	)(n)
			(208,617	)(q)
			(98,305	)(k)
			(10,700	)(u)
			4,079	(r)
			12,845	(s)
Retained earnings / Accumulated deficit	4,079	-	(4,079	)(r)	(75,051)
			(58	)(r)
			(74,993	)(t)
Partners’ deficit - Grosvenor Capital Management Holdings, LLLP	-	(259,985)	259,985	(t)	-
			86,000	(t)
			(86,000	)(e)
Member’s deficit - GCM, L.L.C.	-	(58)	58	(r)	-
Accumulated other comprehensive loss	-	(12,231)	9,580	(v)	(2,651)
Noncontrolling interest	-	93,751	(270,992	)(t)	21,923
			(9,580	)(v)
			208,617	(q)
			127	(s)
Total partners’ and member’s deficit / equity	5,000	(178,523)	95,016		(78,507)
Total liabilities, redeemable noncontrolling interest and partners’ and member’s deficit / equity	$219,008	$460,109	$(195,230)		$483,887

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2020

(in thousands, except share and per share amounts)

	CFFA	GCM	Mosaic Transaction Adjustments		Pro Forma Adjustments		Pro Forma Combined
Revenues	(aa)	(bb)
Management fees	$-	$231,106	$-		$-		$231,106
Incentive fees	-	38,048	-		-		38,048
Other operating income	-	5,339	-		-		5,339
Total operating revenues	-	274,493	-		-		274,493
Expenses
Employee compensation and benefits	-	186,459	-		-		186,459
General, administrative and other	1,036	58,101	(3,729	)(ee)	-		55,408
Total operating expenses	1,036	244,560	(3,729)		-		241,867
Operating income (loss)	(1,036)	29,933	3,729		-		32,626
Investment income	-	1,700					1,700
Interest income	715	-	-		(715	)(cc)	-
Interest expense	-	(17,515)	660	(dd)	4,238	(dd)	(12,617)
Other expense	-	(10,637)	1,513	(ee)	-		(9,124)
Net other income (expense)	715	(26,452)	2,173		3,523		(20,041)
Income (loss) before income taxes	(321)	3,481	5,902		3,523		12,585
Income taxes	74	1,710	-		2,163	(ff)	3,947
Net income (loss)	(395)	1,771	5,902		1,360		8,638
Less: Net income (loss) attributable to redeemable noncontrolling interest	-	5,600	-		-		5,600
Less: Net income (loss) attributable to noncontrolling interest in GCM Companies	-	3,873	-		-		3,873
Net income (loss) attributable to GCM Companies	(395)	$(7,702)	$5,902				$(835)
Less: Net income (loss) attributable to noncontrolling interest					$1,910	(gg)	1,910
Net income (loss) attributable to GCM PubCo							$(2,745)

Weighted average number of common stock outstanding:
Class A - Public shares	27,641,577						39,914,862
Class A - Private placement	600,000
Class B - Common stock	7,064,603

Basic and diluted net income (loss) per share:
Class A - Public shares	$0.02						$(0.07	)(hh)
Class A - Private placement	$(0.12)
Class B - Common stock	$(0.12)

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2019

(in thousands, except share and per share amounts)

	CFFA	GCM	Mosaic Transaction Adjustments		Pro Forma Adjustments		Pro Forma Combined
Revenues	(ii)	(jj)
Management fees	$-	$324,716	$-		$-		$324,716
Incentive fees	-	84,165	-		-		84,165
Other operating income	-	7,513	-		-		7,513
Total operating revenues	-	416,394	-		-		416,394
Expenses
Employee compensation and benefits	-	242,967	-		-		242,967
General, administrative and other	653	88,458	(770	)(nn)	-		88,341
Total operating expenses	653	331,425	(770)		-		331,308
Operating income (loss)	(653)	84,969	770		-		85,086
Investment income	-	7,521					7,521
Interest income	6,128	-	-		(6,128	)(kk)	-
Interest expense	-	(25,680)	4,577	(ll)	7,120	(ll)	(13,983)
Other expense	-	(4,494)	-		-		(4,494)
Net other income (expense)	6,128	(22,653)	4,577		992		(10,956)
Income (loss) before income taxes	5,475	62,316	5,347		992		74,130
Income taxes	1,192	2,318			3,030	(mm)	6,540
Net income (loss)	4,283	59,998	5,347		(2,038)		67,590
Less: Net income (loss) attributable to redeemable noncontrolling interest	-		13,838	(nn)	-		13,838
Less: Net income (loss) attributable to noncontrolling interest in GCM Companies	-	13,221	-		-		13,221
Net income (loss) attributable to GCM Companies	$4,283	$46,777	$(8,491)		$(2,038)		$40,531
Less: Net income (loss) attributable to noncontrolling interest					$35,563	(oo)	35,563
Net income (loss) attributable to GCM PubCo							$4,968

Weighted average number of common stock outstanding:
Class A - Public shares	28,200,233						39,914,862
Class A - Private placement	600,000
Class B - Common stock	7,050,058

Basic and diluted net income (loss) per share:
Class A - Public shares	$0.17						$0.12 (pp)
Class A - Private placement	$(0.06)
Class B - Common stock	$(0.06)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The pro forma adjustments have been prepared as if the business combination had been consummated on September 30, 2020, in the case of the unaudited pro forma condensed combined balance sheet, and as if the business combination and Mosaic transaction had been consummated on January 1, 2019, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with GAAP.

The business combination will be accounted for as a recapitalization in accordance with GAAP. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of the GCM Companies with the acquisition being treated as the equivalent of the GCM Companies issuing stock for the net assets of GCM PubCo, accompanied by a recapitalization. The net assets of GCM PubCo will be stated at historical cost, with no goodwill or other intangible assets recorded.

The pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the combined entity’s additional paid-in capital and are assumed to be cash settled.

2. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2020

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 reflects the following adjustments:

(a)	Represents the CFAC historical unaudited condensed balance sheet as of September 30, 2020.

(b)	Represents the GCM Companies historical unaudited condensed combined statement of financial condition as of September 30, 2020.

(c)	Reflects the reclassification of Cash and investments held in Trust Account that become available for transaction consideration, transaction expenses, redemption of public shares and the operating activities of the GCM Companies in conjunction with the business combination.

(d)	Represents the pro forma adjustment to record the net proceeds of $225.0 million from the private placement and issuance of 23,000,000 shares of GCM Class A common stock to the PIPE Investors and the Sponsor.

(e)	Represents the pro forma adjustment to record a distribution to the partners of GCMH that took place prior to the business combination in the amount $86.0 million.

(f)	Represents the pro forma adjustment to acquire from Holdings all rights, title and interest in and to the Option Agreement, which was immediately exercised, and 50,000 GCM Class B-1 common units held by GCMH GP for $70.5 million.

(g)	Represents the pro forma adjustment to record the exercise of the call option and acquire the outstanding GCM Class B-2 common units held by other Investors (as defined in the Option Agreement).

(h)	Represents the pro forma adjustment to record additional estimated transaction costs totalling $41.3 million for advisory, banking, legal and accounting fees. Such costs are not included in the Unaudited Pro Forma Condensed Combined Statement of Operations as they will not have a continuing impact.

(i)	Represents the pro forma adjustment to record the repayment of the outstanding loan to the Sponsor.

(j)	Represents the pro forma adjustment to record the repayment of a portion of GCM Companies’ debt from the proceeds of the business combination.

(k)	Represents the pro forma adjustment to record the redemption of 9,469,978 shares of CFAC Class A common stock in connection with the business combination in November 2020, at a redemption price of $10.38 per share.

(l)	Represents the pro forma adjustments to deferred tax assets to reflect the difference between the financial statement and tax basis in the investment in GCMH, including the deferred tax asset that results from the step-up for tax purposes of certain assets of GCMH. The realizability of the deferred tax assets is subject to various estimates and assumptions, including preliminary projections of future taxable income. Therefore, the recognition of deferred tax assets, including any valuation allowances, and the resulting impact on the tax receivable agreement liability is subject to change based on a final analysis upon completion of the business combination.

(m)	Represents the pro forma adjustments to record the tax receivable agreement liability. Upon the completion of the business combination, GCM PubCo became party to the Tax Receivable Agreement. Under the terms of the Tax Receivable Agreement, GCM PubCo will make payments to the TRA Parties in respect of 85% of the net tax benefit to GCM PubCo of certain tax attributes (calculated using certain assumptions, and subject to the terms of the Tax Receivable Agreement). The payments made will represent additional purchase price. The tax impacts of the transaction were estimated based on the applicable law in effect on September 30, 2020.

(n)	Represents the pro forma adjustments to record the Mosaic call option, which was assigned from Holdings. The liability represents GCM Companies’ obligation to pay a premium of $2.6 million in exchange for being granted the Mosaic call right.

(o)	Represents the pro forma adjustments to common stock subject to possible redemption to permanent equity based on a par value of $.0001 per share, inclusive of 2,351,534 shares of GCM Class A common stock that will be forfeited and cancelled by the Sponsor for no consideration.

(p)	Represents the pro forma adjustments to reclassify CFAC Class B common stock, which will be converted to GCM Class A common stock.

(q)	Represents the pro forma adjustments to reclassify the portion of net assets attributable to the GCMH Equityholders based on ownership subsequent to the business combination.

(r)	Represents the pro forma adjustments to reclassify the historical retained earnings of CFAC and member’s deficit of GCM LLC to additional paid-in-capital and retained earnings / accumulated deficit, respectively.

(s)	Represents the pro forma adjustment for the net impact to equity resulting from the tax adjustments in tickmarks (l) and (m) above.

(t)	Represents the pro forma adjustments for the reclassification of the historical partners’ deficit to retained earnings / accumulated deficit and noncontrolling interest based on the ownership subsequent to the business combination.

(u)	Represents the pro forma adjustments for the reclassification of direct and incremental transaction costs related to the business combination incurred as of September 30, 2020 to additional paid-in capital.

(v)	Represents the pro forma adjustments for the reclassification of the historical accumulated other comprehensive loss based on the ownership subsequent to the business combination.

3. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Income for the Nine months ended September 30, 2020

The unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2020 reflects the following adjustments:

(aa)	Represents the CFAC historical unaudited condensed statement of operations for the nine months ended September 30, 2020.

(bb)	Represents the GCM Companies historical unaudited condensed combined statement of income for the nine months ended September 30, 2020.

(cc)	Reflects the pro forma adjustment to eliminate the interest income on the cash and investments held in Trust Account.

(dd)	Reflects the pro forma adjustment to interest expense assuming the paydown of a portion of GCM Grosvenor’s debt from the proceeds of the business combination and the Mosaic Transaction as if they occurred on January 1, 2019 based on the interest rate in effect at the time of each monthly interest payment.

(ee)	Represents pro forma adjustments to eliminate one-time transaction costs and the write-off of unamortized debt issuance costs associated with the Mosaic Transaction.

(ff)	Represents adjustment to record the tax provisions of the combined company on a pro forma basis using a federal statutory tax rate of 21% and a state blended rate of 3.4%, which was calculated assuming the U.S. federal rates currently in effect and the statutory rates applicable to each state, local and foreign jurisdiction where we estimate our income will be apportioned, which was applied to the income attributable to the combined company. The income attributable to the non-controlling interest is pass-through income. However, the effective tax rate of the combined company could differ as a result of actions taken by the combined company subsequent to the business combination and other factors, including a final analysis of the future realizability of deferred tax assets and determination of a valuation allowance, any changes in tax laws and the impact of permanent tax differences.

(gg)	Represents the pro forma adjustments to adjust noncontrolling interest for the portion of net income (loss) attributable to GCMH Equity Holders based on the ownership subsequent to the business combination.

(hh)	Represents net income (loss) per common share computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. GCM PubCo has not considered the effect of the warrants to purchase shares of GCM Class A common stock in the calculation of diluted income per share, since their inclusion would be anti-dilutive. In addition, Grosvenor common units may be exchanged for GCM Class A common stock on a one-for-one basis. If all Grosvenor common units were to be exchanged immediately following the business combination, fully diluted GCM Class A common stock outstanding would increase by 144,235,246 shares. In computing the dilutive effect, if any, the net income available to holders of GCM Class A common stock would increase due to elimination of the noncontrolling interest in consolidated entities associated with the Grosvenor common units (including any tax impact). For the nine months ended September 30, 2020, such exchange is not reflected in diluted earnings per share as the assumed exchange is not dilutive.

4. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended December 31, 2019

The unaudited pro forma condensed combined statement of income for the year ended December 31, 2019 reflects the following adjustments:

(ii)	Represents the CFAC historical audited statement of income for the year ended December 31, 2019.

(jj)	Represents the GCM Companies historical audited combined statement of income for the year ended December 31, 2019.

(kk)	Reflects the pro forma adjustment to eliminate the interest income on the cash and investments held in Trust Account.

(ll)	Reflects the pro forma adjustment to interest expense assuming the paydown of a portion of GCM Companies’ debt from the proceeds of the business combination and the Mosaic Transaction as if they occurred on January 1, 2019 based on the interest rate in effect at the time of each monthly interest payment.

(mm)	Represents adjustment to record the tax provisions of the combined company on a pro forma basis using a federal statutory tax rate of 21% and a state blended rate of 3.4%, which was calculated assuming the U.S. federal rates currently in effect and the statutory rates applicable to each state, local and foreign jurisdiction where we estimate our income will be apportioned, which was applied to the income attributable to the combined company. The income attributable to the non-controlling interest is pass-through income. However, the effective tax rate of the combined company could differ as a result of actions taken by the combined company subsequent to the business combination and other factors, including a final analysis of the future realizability of our deferred tax assets and determination of a valuation allowance, any changes in tax laws and the impact of permanent tax differences.

(nn)	Represents the pro forma adjustments to eliminate one-time transaction costs and reflect net income (loss) attributable to Mosaic as redeemable noncontrolling interest as if the Mosaic Transaction occurred on January 1, 2019.

(oo)	Represents the pro forma adjustment to adjust noncontrolling interest for the portion of net income attributable to GCMH Equity Holders based on the ownership subsequent to the business combination.

(pp)	Represents net income (loss) per common share computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. GCM PubCo has not considered the effect of the warrants to purchase shares of GCM Class A common stock in the calculation of diluted income per share, since their inclusion would be anti-dilutive. In addition, GCM Grosvenor Common Units may be exchanged for GCM Class A common stock on a one-for-one basis. If all GCM Grosvenor Common Units were to be exchanged immediately following the business combination, fully diluted GCM Class A common stock outstanding would increase by 144,235,246 shares. In computing the dilutive effect, if any, the net income available to holders of GCM Class A common stock would increase due to elimination of the noncontrolling interest in consolidated entities associated with the GCM Grosvenor Common Units (including any tax impact). For the year ended December 31, 2019, such exchange is not reflected in diluted earnings per share as the assumed exchange is not dilutive.